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                                                                      Exhibit 23

                        CONSENT OF INDEPENDENT AUDITIORS

We consent to the incorporation by reference in the Registration Statements of United Rentals, Inc. (Form S-3 No.'s 333-41419-99, 333-70151, 333-70255,
333-64463, 333-86197, and 333-57916), the Registration Statement of United Rentals, Inc. (Form S-8 No. 333-70345) pertaining to the 1997 Stock Option Plan, 1998 Stock Option Plan, and 1998 Supplemental Stock Option Plan, the Registration Statement of United Rentals, Inc. (Form S-8 No. 333-60458) pertaining to the 2001 Stock Plan, the Registration Statements of United Rentals, Inc. (Form S-8 No. 333-74091 and 333-87903) pertaining to the options outstanding in connection with the 1997 Performance Award Plan of U.S. Rentals assumed pursuant to the merger with U.S. Rentals and the Registration Statement of United Rentals, Inc. (Form S-8 No. 333-39770) pertaining to the United Rentals, Inc. 401(k) Investment Plan and United Rentals, Inc. Acquisition Plan, of our report dated February 19, 2002 with respect to the consolidated financial statements and schedules of United Rentals, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                                           /s/ ERNST & YOUNG LLP

MetroPark, New Jersey
March 28, 2002